                                                                    EXHIBIT 23.6

                 CONSENT OF MORGAN STANLEY & CO. INCORPORATED

                                                               September 7, 1999


  We hereby consent to the use in this Registration Statement of Global Crossing Ltd. on Form S-4, in Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of Global Crossing Ltd., File No. 333-82657, and in the Proxy Statement/Prospectus and Proxy Statement/Prospectus Supplement of Global Crossing Ltd. and Frontier Corporation, which are a part of these Registration Statements, of our opinion dated May 16, 1999 appearing as Annex F to such Proxy Statement/Prospectus and of our opinion dated September 7, 1999 appearing as Annex S-E to such Proxy Statement/Prospectus Supplement to the description therein of such opinions and to the references therein to our name. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statements within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                       MORGAN STANLEY & CO. INCORPORATED

                                       By: /s/ Jeffrey N. Hogan
                                           ------------------------------
                                           Jeffrey N. Hogan
                                           Principal